AGREEMENT AND PLAN OF
REORGANIZATION
      This AGREEMENT AND PLAN OF
REORGANIZATION (the "Agreement") is made
as of the 7th day of June, 2013, by and among
Pioneer Value Fund, a Delaware statutory trust, on
behalf of its series, Pioneer Value Fund, with its
principal place of business at 60 State Street, Boston,
Massachusetts 02109, Pioneer Research Fund, a
Delaware statutory, on behalf of its series, Pioneer
Research Fund, with its principal place of business at
60 State Street, Boston, Massachusetts 02109, and,
solely for purposes of paragraph 9.2 hereof, Pioneer
Investment Management, Inc. ("Pioneer").  Pioneer
Value Fund and Pioneer Research Fund are
sometimes referred to collectively herein as the
"Funds" and individually as a "Fund."
      This Agreement is intended to constitute a
plan of a "reorganization" as defined in Section
368(a) of the United States Internal Revenue Code of
1986, as amended (the "Code"), and the Treasury
Regulations thereunder.  The reorganization (the
"Reorganization") will consist of (1) the transfer of
all of the assets of Pioneer Research Fund to Pioneer
Value Fund solely in exchange for (A) the issuance
of Class A, Class B, Class C and Class Y shares of
beneficial interest of Pioneer Value Fund
(collectively, the "Value Fund Shares" and each, a
"Value Fund Share") to Pioneer Research Fund,
and (B) the assumption by Pioneer Value Fund of all
of the liabilities of Pioneer Research Fund on the
closing date of the Reorganization (the "Closing
Date"), and (2) the distribution by Pioneer Research
Fund, on or promptly after the Closing Date as
provided herein, of the Value Fund Shares to the
shareholders of Pioneer Research Fund in complete
liquidation of Pioneer Research Fund, all upon the
terms and conditions hereinafter set forth in this
Agreement.  The parties hereby adopt this
Agreement as a "plan of reorganization" within the
meaning of Treasury Regulations Sections 1.368-
2(g) and 1.368-3(a).
      WHEREAS, Pioneer Value Fund and
Pioneer Research Fund are each registered
investment companies classified as management
companies of the open-end type.
      WHEREAS, Pioneer Value Fund is
authorized to issue shares of beneficial interest.
      WHEREAS, the Board of Trustees of each
of Pioneer Value Fund and Pioneer Research Fund
have determined that the Reorganization is in the
best interests of Pioneer Value Fund shareholders
and Pioneer Research Fund shareholders,
respectively, and is not dilutive of the interests of
those shareholders.
      NOW, THEREFORE, in consideration of
the premises of the covenants and agreements
hereinafter set forth, the parties hereto covenant and
agree as follows:
1.	TRANSFER OF ASSETS OF PIONEER
RESEARCH FUND IN EXCHANGE FOR
SHARES OF PIONEER VALUE FUND
AND ASSUMPTION OF THE ASSUMED
LIABILITIES; LIQUIDATION AND
TERMINATION OF PIONEER
RESEARCH FUND.
      1.1	Subject to the terms and conditions
herein set forth and on the basis of the
representations and warranties contained herein,
Pioneer Research Fund will transfer all of its assets
as set forth in Paragraph 1.2 (the "Research Fund
Assets") to Pioneer Value Fund free and clear of all
liens and encumbrances (other than those arising
under the Securities Act of 1933, as amended (the
"Securities Act"), liens for taxes not yet due and
contractual restrictions on the transfer of the
Research Fund Assets) and Pioneer Value Fund
agrees in exchange therefor: (i) to issue to Pioneer
Research Fund the number of Value Fund Shares,
including fractional Value Fund Shares, of each class
with an aggregate net asset value ("NAV") equal to
the NAV of Pioneer Research Fund attributable to
the corresponding class of Pioneer Value Fund's
shares, as determined in the manner set forth in
Paragraphs 2.1 and 2.2; and (ii) to assume all of the
liabilities and obligations of Pioneer Research Fund,
whether accrued or contingent, known or unknown,
existing at the Closing Date (collectively, the
"Assumed Liabilities").  Such transactions shall
take place at the Closing (as defined in Paragraph 3.1
below).
      1.2	(a)	The Research Fund Assets
shall consist of all of Pioneer Research Fund's
property, including, without limitation, all portfolio
securities and instruments, dividends and interest
receivables, cash, goodwill, contractual rights and
choses in action of Pioneer Research Fund or
Pioneer Research Fund in respect of its series
Pioneer Research Fund, all other intangible property
owned by Pioneer Research Fund, originals or copies
of all books and records of Pioneer Research Fund,
and all other assets of Pioneer Research Fund on the
Closing Date.  Pioneer Value Fund shall also be
entitled to receive copies of all records that Pioneer
Research Fund is required to maintain under the
Investment Company Act of 1940, as amended (the
"Investment Company Act"), and the rules of the
Securities and Exchange Commission (the
"Commission") promulgated thereunder to the
extent such records pertain to Pioneer Research
Fund.
            (b)	Pioneer Research Fund has
provided Pioneer Value Fund with a list of all of
Pioneer Research Fund's securities and other assets
as of the date of execution of this Agreement, and
Pioneer Value Fund has provided Pioneer Research
Fund with a copy of the current fundamental
investment policies and restrictions and fair value
procedures applicable to Pioneer Value Fund.
Pioneer Research Fund reserves the right to sell any
of such securities or other assets before the Closing
Date (except to the extent sales may be limited by
representations of Pioneer Research Fund contained
herein or in the Research Fund Tax Representation
Certificate (as defined below) and made in
connection with the issuance of the tax opinion
provided for in Paragraph 8.4 hereof) and agrees not
to acquire any portfolio security that is not an
eligible investment for, or that would violate an
investment policy or restriction of, Pioneer Value
Fund.
      1.3	Pioneer Research Fund will endeavor
to discharge all of its known liabilities and
obligations that are or will become due prior to the
Closing.
      1.4	On or as soon after the Closing Date
as is conveniently practicable (the "Liquidation
Date"), Pioneer Research Fund shall liquidate its
series Pioneer Research Fund and distribute pro rata
to its shareholders of record, determined as of the
close of regular trading on the New York Stock
Exchange on the Closing Date (the "Research Fund
Shareholders"), the Value Fund Shares received by
Pioneer Research Fund pursuant to Paragraph 1.1
hereof.  Each Research Fund Shareholder shall
receive the number of full and fractional Value Fund
Shares of the class corresponding to the class of
shares of beneficial interest in Pioneer Research
Fund (the "Research Fund Shares") held by such
Research Fund Shareholder that have an aggregate
NAV equal to the aggregate NAV of the Research
Fund Shares held of record by such Research Fund
Shareholder on the Closing Date.  Such liquidation
and distribution will be accomplished by Pioneer
Research Fund on behalf of its series instructing
Pioneer Value Fund on behalf of its series to transfer
the Value Fund Shares then credited to the account
of Pioneer Research Fund on the books of Pioneer
Value Fund to open accounts on the share records of
Pioneer Value Fund established and maintained by
Pioneer Value Fund's transfer agent in the names of
the Research Fund Shareholders and representing the
respective pro rata number of the Value Fund Shares
due the Research Fund Shareholders.  Pioneer
Research Fund on behalf of its series shall promptly
provide Pioneer Value Fund on behalf of its series
with evidence of such liquidation and distribution.
All issued and outstanding Research Fund Shares
will simultaneously be cancelled on the books of
Pioneer Research Fund, and Pioneer Research Fund
will be dissolved.  Pioneer Value Fund shall not
issue certificates representing the Value Fund Shares
in connection with such exchange.
      1.5	Ownership of Value Fund Shares will
be shown on the books of Pioneer Value Fund's
transfer agent.  Any certificates representing
ownership of Research Fund Shares that remain
outstanding on the Closing Date shall be deemed to
be cancelled and shall no longer evidence ownership
of Research Fund Shares.
      1.6	Any transfer taxes payable upon
issuance of Value Fund Shares in a name other than
the registered holder of the Research Fund Shares on
the books of Pioneer Research Fund as of that time
shall, as a condition of such issuance and transfer, be
paid by the person to whom such Value Fund Shares
are to be issued and transferred.
      1.7	Any reporting responsibility of
Pioneer Research Fund with respect to its series
Pioneer Research Fund for periods ending on or
before the Closing Date, including, but not limited
to, the responsibility for filing of regulatory reports,
or other documents with the Commission, any state
securities commissions, and any federal, state or
local tax authorities or any other relevant regulatory
authority, is and shall remain the responsibility of
Pioneer Research Fund.
2.	VALUATION
      2.1	The NAV per share of each class of
the Value Fund Shares and the NAV per share of
each class of Pioneer Research Fund shall, in each
case, be determined as of the close of regular trading
on the New York Stock Exchange (generally, 4:00
p.m., Eastern time) on the Closing Date (the
"Valuation Time").  Pioneer shall compute the
NAV per Value Fund Share in the manner set forth
in Pioneer Value Fund's Agreement and Declaration
of Trust (the "Declaration"), or By-Laws, and
Pioneer Value Fund's then-current prospectus and
statement of additional information.  Pioneer shall
compute the NAV per share of Pioneer Research
Fund in the manner set forth in Pioneer Research
Fund's Agreement and Declaration of Trust, or By-
Laws, and Pioneer Research Fund's then-current
prospectus and statement of additional information.
Pioneer shall confirm to Pioneer Value Fund the
NAV of Pioneer Research Fund.
      2.2	The number of shares of each class of
Value Fund Shares to be issued (including fractional
shares, if any) in exchange for the Research Fund
Assets and the assumption of the Assumed
Liabilities shall be determined by Pioneer by
dividing the NAV of Pioneer Research Fund
attributable to each class of Pioneer Research Fund's
shares, as determined in accordance with Paragraph
2.1, by the NAV of a Value Fund Share of the
corresponding class, as determined in accordance
with Paragraph 2.1.
      2.3	Pioneer Value Fund and Pioneer
Research Fund shall cause Pioneer to deliver a copy
of its valuation report to the other party at Closing
(as defined in Paragraph 3.1).  All computations of
value shall be made by Pioneer or its agents in
accordance with its regular practice as pricing agent
for Pioneer Value Fund and Pioneer Research Fund.
3.	CLOSING AND CLOSING DATE
      3.1	The Closing Date shall be June 7,
2013, or such other earlier or later date as the parties
may agree.  All acts necessary to consummate the
Reorganization (the "Closing") shall be deemed to
take place simultaneously as of 5:00 p.m. (Eastern
time) on the Closing Date unless otherwise agreed
by the parties.  The Closing shall be held at the
offices of Bingham McCutchen LLP, One Federal
Street, Boston, Massachusetts, or at such other place
as the parties may agree.
      3.2	Portfolio securities that are held other
than in book-entry form in the name of Brown
Brothers Harriman & Co. (the "Research Fund
Custodian") as record holder for Pioneer Research
Fund shall be presented by Pioneer Research Fund to
Brown Brothers Harriman & Co. (the "Value Fund
Custodian") for examination no later than three (3)
business days preceding the Closing Date.  Such
portfolio securities shall be delivered by Pioneer
Research Fund to the Value Fund Custodian for the
account of Pioneer Value Fund on the Closing Date,
duly endorsed in proper form for transfer, in such
condition as to constitute good delivery thereof in
accordance with the custom of brokers, and shall be
accompanied by all necessary federal and state stock
transfer stamps or a check for the appropriate
purchase price thereof.  Portfolio securities held of
record by the Research Fund Custodian in book-
entry form on behalf of Pioneer Research Fund shall
be delivered by the Research Fund Custodian
through the Depository Trust Company to the Value
Fund Custodian and by the Value Fund Custodian
recording the beneficial ownership thereof by
Pioneer Value Fund on the Value Fund Custodian's
records.  Any cash shall be delivered by the
Research Fund Custodian transmitting immediately
available funds by wire transfer to the Value Fund
Custodian the cash balances maintained by the
Research Fund Custodian and the Value Fund
Custodian crediting such amount to the account of
Pioneer Value Fund.
      3.3	The Value Fund Custodian shall
deliver within one business day after the Closing a
certificate of an authorized officer stating that: (a)
the Research Fund Assets have been delivered in
proper form to Pioneer Value Fund on the Closing
Date, and (b) all necessary transfer taxes including
all applicable federal and state stock transfer stamps,
if any, have been paid, or provision for payment has
been made in conjunction with the delivery of
portfolio securities as part of the Research Fund
Assets.
      3.4	If on the Closing Date (a) the New
York Stock Exchange is closed to trading or trading
thereon shall be restricted or (b) trading or the
reporting of trading on such exchange or elsewhere
is disrupted so that accurate appraisal of the NAV of
the Value Fund Shares or Pioneer Research Fund
pursuant to Paragraph 2.1 is impracticable (in the
judgment of the Board of Pioneer Value Fund with
respect to its series Pioneer Value Fund and the
Board of Pioneer Research Fund with respect to its
series Pioneer Research Fund), the Closing Date
shall be postponed until the first business day after
the day when trading shall have been fully resumed
and reporting shall have been restored or such later
date as may be mutually agreed in writing by an
authorized officer of each party.
      3.5	Pioneer Research Fund shall deliver
at the Closing a list of the names, addresses, federal
taxpayer identification numbers and backup
withholding and nonresident alien withholding
statuses and certificates of the Research Fund
Shareholders and the number and percentage
ownership of outstanding Research Fund Shares
owned by each Research Fund Shareholder as of the
Valuation Time, certified by the President or Vice
President or a Secretary or Assistant Secretary of
Pioneer Research Fund and its Treasurer, Secretary
or other authorized officer (the "Shareholder List")
as being an accurate record of the information (a)
provided by the Research Fund Shareholders, (b)
provided by the Research Fund Custodian, or (c)
derived from Pioneer Research Fund's records by
such officers or one of Pioneer Research Fund's
service providers.  Pioneer Value Fund shall issue
and deliver to Pioneer Research Fund a confirmation
evidencing the Value Fund Shares to be credited on
the Closing Date, or provide evidence satisfactory to
Pioneer Research Fund that such Value Fund Shares
have been credited to Pioneer Research Fund's
account on the books of Pioneer Value Fund.  At the
Closing, each party shall deliver to the other such
bills of sale, checks, assignments, stock certificates,
receipts or other documents as such other party or its
counsel may reasonably request.
4.	REPRESENTATIONS AND
WARRANTIES
      4.1	Except as set forth on Schedule 4.1 of
this Agreement, Pioneer Research Fund, on behalf of
its series Pioneer Research Fund, represents,
warrants and covenants to Pioneer Value Fund as
follows:
            (a)	Pioneer Research Fund is a
series of Pioneer Research Fund.  Pioneer Research
Fund is a statutory trust validly existing and in good
standing under the laws of the State of Delaware and
has the power to own all of its properties and assets
and to perform its obligations under this Agreement.
Pioneer Research Fund is not required to qualify to
do business in any jurisdiction in which it is not so
qualified or where failure to qualify would subject it
to any material liability or disability. Pioneer
Research Fund has all necessary federal, state and
local authorizations to own all of its properties and
assets and to carry on its business as now being
conducted;
            (b)	Pioneer Research Fund is a
registered investment company classified as a
management company of the open-end type, and its
registration with the Commission as an investment
company under the Investment Company Act is in
full force and effect;
            (c)	Pioneer Research Fund is not
in violation of, and the execution and delivery of this
Agreement and the performance of its obligations
under this Agreement on behalf of Pioneer Research
Fund will not result in a material violation of, any
provision of Pioneer Research Fund's Declaration or
By-Laws or any material agreement, indenture,
instrument, contract, lease or other undertaking with
respect to Pioneer Research Fund to which Pioneer
Research Fund, on behalf of its series Pioneer
Research Fund, is a party or by which Pioneer
Research Fund or any of its assets are bound;
            (d)	No litigation or administrative
proceeding or investigation of or before any court or
governmental body is currently pending or to its
knowledge threatened against Pioneer Research
Fund or any of Pioneer Research Fund's properties
or assets that, if adversely determined, would
materially and adversely affect its financial condition
or the conduct of Pioneer Research Fund's business.
Pioneer Research Fund is not a party to or subject to
the provisions of any order, decree or judgment of
any court or governmental body which materially
adversely affects Pioneer Research Fund's business
or its ability to consummate the transactions
contemplated herein or would be binding upon
Pioneer Value Fund as the successor to Pioneer
Research Fund;
            (e)	All material contracts or other
commitments of Pioneer Research Fund (other than
this Agreement or agreements for the purchase and
sale of securities entered into in the ordinary course
of business and consistent with its obligations under
this Agreement) will terminate at or prior to the
Closing Date and no such termination will result in
liability to Pioneer Research Fund (or Pioneer Value
Fund);
            (f)	The Statement of Assets and
Liabilities of Pioneer Research Fund, and the related
Statements of Operations and Changes in Net Assets,
as of and for the fiscal year ended December 31,
2012, have been audited by Ernst & Young LLP,
independent registered public accounting firm, and
are in accordance with generally accepted
accounting principles ("GAAP") consistently
applied and fairly reflect, in all material respects, the
financial condition of Pioneer Research Fund as of
such date and the results of its operations for the
period then ended, and all known liabilities, whether
actual or contingent, of Pioneer Research Fund as of
the date thereof are disclosed therein.  The Statement
of Assets and Liabilities will be in accordance with
GAAP consistently applied and will fairly reflect, in
all material respects, the financial condition of
Pioneer Research Fund as of such date and the
results of its operations for the period then ended.
Except for the Assumed Liabilities, Pioneer
Research Fund will not have any known or
contingent liabilities on the Closing Date.  No
significant deficiency, material weakness, fraud,
significant change or other factor that could
significantly affect the internal controls of Pioneer
Research Fund has been disclosed or is required to
be disclosed in Pioneer Research Fund's reports on
Form N-CSR to enable the chief executive officer
and chief financial officer or other officers of
Pioneer Research Fund to make the certifications
required by the Sarbanes-Oxley Act, and no
deficiency, weakness, fraud, change, event or other
factor exists with respect to Pioneer Research Fund
that will be required to be disclosed in Pioneer
Research Fund's Form N-CSR after the Closing
Date;
            (g)	Since the most recent fiscal
year end, except as specifically disclosed in Pioneer
Research Fund's prospectus or its statement of
additional information as in effect on the date of this
Agreement, there has not been any material adverse
change in Pioneer Research Fund's financial
condition, assets, liabilities, business or prospects, or
any incurrence by Pioneer Research Fund of
indebtedness, except for normal contractual
obligations incurred in the ordinary course of
business or in connection with the settlement of
purchases and sales of portfolio securities.  For the
purposes of this subparagraph (g) (but not for any
other purpose of this Agreement), a decline in NAV
per Research Fund Share arising out of its normal
investment operations or a decline in market values
of securities in Pioneer Research Fund's portfolio, a
decline in net assets of Pioneer Research Fund as a
result of redemptions or the discharge of Pioneer
Research Fund's liabilities shall not constitute a
material adverse change;
            (h)	Pioneer Research Fund is the
sole series of Pioneer Research Fund.  For each
taxable year of its existence, including the taxable
year ending on the Closing Date, Pioneer Research
Fund has had in effect an election to be treated as a
"regulated investment company" under Subchapter
M of the Code, has satisfied or will satisfy all of the
requirements of Subchapter M of the Code for
treatment as a regulated investment company, and
has been or will be eligible to compute its federal
income tax under Section 852 of the Code.
            (i)	All issued and outstanding
Research Fund Shares are, and at the Closing Date
will be, legally issued and outstanding, fully paid
and nonassessable by Pioneer Research Fund.  All of
the issued and outstanding Research Fund Shares
will, at the time of Closing, be held of record by the
persons and in the amounts set forth in the
Shareholder List submitted to Pioneer Value Fund
pursuant to Paragraph 3.5 hereof.  Pioneer Research
Fund does not have outstanding any options,
warrants or other rights to subscribe for or purchase
any Research Fund Shares, nor is there outstanding
any security convertible into any Research Fund
Shares;
            (j)	At the Closing Date, Pioneer
Research Fund will have good and marketable title
to the Research Fund Assets, and full right, power
and authority to sell, assign, transfer and deliver the
Research Fund Assets to Pioneer Value Fund, and,
upon delivery and payment for the Research Fund
Assets, Pioneer Value Fund will acquire good and
marketable title thereto, subject to no restrictions on
the full transfer thereof, except such restrictions as
might arise under the Securities Act;
            (k)	Pioneer Research Fund has the
trust power and authority, on behalf of its series
Pioneer Research Fund, to enter into and perform its
obligations under this Agreement.  The execution,
delivery and performance of this Agreement have
been duly authorized by all necessary action on the
part of Pioneer Research Fund's Board of Trustees,
and, assuming due authorization, execution and
delivery by Pioneer Research Fund, on behalf of its
series Pioneer Research Fund, this Agreement will
constitute a valid and binding obligation of Pioneer
Research Fund, on behalf of its series Pioneer
Research Fund, enforceable in accordance with its
terms, subject as to enforcement, to bankruptcy,
insolvency, reorganization, moratorium and other
laws relating to or affecting creditors' rights and to
general equity principles;
            (l)	The information to be
furnished by Pioneer Research Fund, on behalf of its
series Pioneer Research Fund, to Pioneer Value Fund
for use in applications for orders, registration
statements and other documents which may be
necessary in connection with the transactions
contemplated hereby and any information necessary
to compute the total return of Pioneer Research Fund
shall be accurate and complete in all material
respects and shall comply in all material respects
with federal securities and other laws and regulations
applicable thereto or the requirements of any form
for which its use is intended, and shall not contain
any untrue statement of a material fact or omit to
state a material fact necessary to make the
information provided not misleading;
            (m)	No consent, approval,
authorization or order of or filing with any court or
governmental authority is required for the execution
of this Agreement or the consummation of the
transactions contemplated by this Agreement by
Pioneer Research Fund or its series Pioneer Research
Fund, except such as may be required under the
Securities Act, the Securities Exchange Act of 1934,
as amended (the "Exchange Act"), the Investment
Company Act and the rules and regulations of the
Commission thereunder, state securities laws and the
Hart-Scott-Rodino Act;
            (n)	The provisions of Pioneer
Research Fund's Declaration, Pioneer Research
Fund's By-Laws and Delaware law do not require
the shareholders of Pioneer Research Fund to
approve this Agreement or the transactions
contemplated herein in order for Pioneer Research
Fund or its series Pioneer Research Fund to
consummate the transactions contemplated herein;
            (o)	All of the issued and
outstanding Research Fund Shares have been offered
for sale and sold in compliance in all material
respects with all applicable federal and state
securities laws, except as may have been previously
disclosed in writing to Pioneer Value Fund;
            (p)	The current prospectus and
statement of additional information of Pioneer
Research Fund and any amendments or supplements
thereto did not as of their dates or the dates of their
distribution to the public contain any untrue
statement of a material fact or omit to state a
material fact required to be stated therein or
necessary to make the statements therein, in light of
the circumstances in which such statements were
made, not materially misleading;
            (q)	Pioneer Research Fund
currently complies in all material respects with the
requirements of, and the rules and regulations under,
the Investment Company Act, the Securities Act, the
Exchange Act, state "Blue Sky" laws and all other
applicable federal and state laws or regulations.
Pioneer Research Fund currently complies in all
material respects with all investment objectives,
policies, guidelines and restrictions and any
compliance procedures established by Pioneer
Research Fund with respect to its series Pioneer
Research Fund.  All advertising and sales material
currently used by Pioneer Research Fund complies in
all material respects with the applicable requirements
of the Securities Act, the Investment Company Act,
the rules and regulations of the Commission
promulgated thereunder, and, to the extent
applicable, the Conduct Rules of the Financial
Industry Regulatory Authority ("FINRA") and any
applicable state regulatory authority.  All registration
statements, prospectuses, reports, proxy materials or
other filings required to be made or filed with the
Commission, FINRA or any state securities
authorities used by Pioneer Research Fund during
the three (3) years prior to the date of this Agreement
have been duly filed and have been approved or
declared effective, if such approval or declaration of
effectiveness is required by law.  Such registration
statements, prospectuses, reports, proxy materials
and other filings under the Securities Act, the
Exchange Act and the Investment Company Act (i)
are or were in compliance in all material respects
with the requirements of all applicable statutes and
the rules and regulations thereunder and (ii) do not or
did not contain any untrue statement of a material
fact or omit to state a material fact required to be
stated therein or necessary to make the statements
therein, in light of the circumstances in which they
were made, not false or misleading;
            (r)	Neither Pioneer Research
Fund nor, to the knowledge of Pioneer Research
Fund, any "affiliated person" of Pioneer Research
Fund has been convicted of any felony or
misdemeanor, described in Section 9(a)(1) of the
Investment Company Act, nor, to the knowledge of
Pioneer Research Fund, has any affiliated person of
Pioneer Research Fund been the subject, or presently
is the subject, of any proceeding or investigation
with respect to any disqualification that would be a
basis for denial, suspension or revocation of
registration as an investment adviser under Section
203(e) of the Investment Advisers Act of 1940, as
amended (the "Investment Advisers Act"), or Rule
206(4)-4(b) thereunder or of a broker-dealer under
Section 15 of the Exchange Act, or for
disqualification as an investment adviser, employee,
officer or director of an investment company under
Section 9 of the Investment Company Act; and
            (s)	The tax representation
certificate to be delivered by Pioneer Research Fund
to Bingham McCutchen LLP at the Closing pursuant
to Paragraph 7.4 (the "Research Fund Tax
Representation Certificate") will not on the
Closing Date contain any untrue statement of a
material fact or omit to state a material fact
necessary to make the statements therein not
misleading.
      4.2	Except as set forth on Schedule 4.2 of
this Agreement, Pioneer Value Fund, on behalf of its
series Pioneer Value Fund, represents, warrants and
covenants to Pioneer Research Fund, as follows:
            (a)	Pioneer Value Fund is a series
of Pioneer Value Fund.  Pioneer Value Fund is a
statutory trust validly existing and in good standing
under the laws of the State of Delaware.  Pioneer
Value Fund has the power to own all of its properties
and assets and to perform its obligations under this
Agreement.  Pioneer Value Fund is not required to
qualify to do business in any jurisdiction in which it
is not so qualified or where failure to qualify would
subject it to any material liability or disability.
Pioneer Value Fund has all necessary federal, state
and local authorizations to own all of its properties
and assets and to carry on its business as now being
conducted;
            (b)	Pioneer Value Fund is a
registered investment company classified as a
management company of the open-end type, and its
registration with the Commission as an investment
company under the Investment Company Act is in
full force and effect;
            (c)	The current prospectus and
statement of additional information of Pioneer Value
Fund and any amendment or supplement thereto,
conform or conformed at the time of their
distribution to the public in all material respects to
the applicable requirements of the Securities Act and
the Investment Company Act and the rules and
regulations of the Commission promulgated
thereunder and do not or did not at the time of their
distribution to the public include any untrue
statement of a material fact or omit to state any
material fact required to be stated therein or
necessary to make the statements therein, in light of
the circumstances under which they were made, not
materially misleading;
            (d)	Pioneer Value Fund's
registration statement on Form N-1A with respect to
its series Pioneer Value Fund that will be in effect on
the Closing Date, and the prospectus and statement
of additional information of Pioneer Value Fund
included therein, will conform in all material
respects with the applicable requirements of the
Securities Act and the Investment Company Act and
the rules and regulations of the Commission
thereunder, and did not as of the effective date
thereof and will not as of the Closing Date contain
any untrue statement of a material fact or omit to
state any material fact required to be stated therein or
necessary to make the statements therein, in light of
the circumstances in which they were made, not
misleading;
            (e)	Pioneer Value Fund is not in
violation of, and the execution and delivery of this
Agreement and performance of its obligations under
this Agreement on behalf of its series Pioneer Value
Fund will not result in a material violation of, any
provisions of the Declaration or By-Laws of Pioneer
Value Fund or any material agreement, indenture,
instrument, contract, lease or other undertaking with
respect to Pioneer Value Fund to which Pioneer
Value Fund, on behalf of its series Pioneer Value
Fund, is a party or by which Pioneer Value Fund or
any of its assets is bound;
            (f)	No litigation or administrative
proceeding or investigation of or before any court or
governmental body is currently pending or to its
knowledge threatened against Pioneer Value Fund or
any of Pioneer Value Fund's properties or assets
that, if adversely determined, would materially and
adversely affect its financial condition or the conduct
of Pioneer Value Fund's business.  Pioneer Value
Fund is not a party to or subject to the provisions of
any order, decree or judgment of any court or
governmental body which materially adversely
affects Pioneer Value Fund's business or its ability
to consummate the transactions contemplated herein;
            (g)	The Statement of Assets and
Liabilities of Pioneer Value Fund, and the related
Statements of Operations and Changes in Net Assets,
as of and for the fiscal year ended September 30,
2012 have been audited by Ernst & Young LLP,
independent registered public accounting firm, and
are in accordance with GAAP consistently applied
and fairly reflect, in all material respects, the
financial condition of Pioneer Value Fund as of such
date and the results of its operations for the period
then ended, and all known liabilities, whether actual
or contingent, of Pioneer Value Fund as of the date
thereof are disclosed therein;
            (h)	Since the most recent fiscal
year end, except as specifically disclosed in Pioneer
Value Fund's prospectus or its statement of
additional information as in effect on the date of this
Agreement, or its semi-annual report for the period
ended March 31, 2013, there has not been any
material adverse change in Pioneer Value Fund's
financial condition, assets, liabilities, business or
prospects, or any incurrence by Pioneer Value Fund
of indebtedness, except for normal contractual
obligations incurred in the ordinary course of
business or in connection with the settlement of
purchases and sales of portfolio securities.  For the
purposes of this subparagraph (h) (but not for any
other purpose of this Agreement), a decline in NAV
per Value Fund Share arising out of its normal
investment operations or a decline in market values
of securities in Pioneer Value Fund's portfolio, a
decline in net assets of Pioneer Value Fund as a
result of redemptions or the discharge of Pioneer
Value Fund's liabilities shall not constitute a
material adverse change;
            (i)	Pioneer Value Fund is the sole
series of Pioneer Value Fund.  For each taxable year
of its existence, Pioneer Value Fund has had in effect
an election to be treated as a "regulated investment
company" under Subchapter M of the Code, has
satisfied all of the requirements of Subchapter M of
the Code for treatment as a regulated investment
company, and has been eligible to compute its
federal income tax under Section 852 of the Code.
Pioneer Value Fund expects to satisfy such
requirements and be so eligible for its taxable year
that includes the Closing Date;
            (j)	The authorized capital of
Pioneer Value Fund consists of an unlimited number
of shares of beneficial interest, no par value per
share.  As of the Closing Date, Pioneer Value Fund
will be authorized to issue an unlimited number of
shares of beneficial interest, no par value per share.
The Value Fund Shares to be issued and delivered to
Pioneer Research Fund for the account of the
Research Fund Shareholders pursuant to the terms of
this Agreement will have been duly authorized on
the Closing Date and, when so issued and delivered,
will be legally issued and outstanding, fully paid and
non-assessable.  Pioneer Value Fund does not have
outstanding any options, warrants or other rights to
subscribe for or purchase any Value Fund Shares,
nor is there outstanding any security convertible into
any Value Fund Shares;
            (k)	All issued and outstanding
Value Fund Shares are, and on the Closing Date will
be, legally issued, fully paid and non-assessable and
have been offered and sold in every state and the
District of Columbia in compliance in all material
respects with all applicable federal and state
securities laws;
            (l)	Pioneer Value Fund has the
trust power and authority, on behalf of its series
Pioneer Value Fund, to enter into and perform its
obligations under this Agreement.  The execution,
delivery and performance of this Agreement have
been duly authorized by all necessary action on the
part of Pioneer Value Fund's Board of Trustees, and,
assuming due authorization, execution and delivery
by Pioneer Value Fund, on behalf of its series
Pioneer Value Fund, this Agreement will constitute a
valid and binding obligation of Pioneer Value Fund,
on behalf of its series Pioneer Value Fund,
enforceable in accordance with its terms, subject as
to enforcement, to bankruptcy, insolvency,
reorganization, moratorium and other laws relating
to or affecting creditors' rights and to general equity
principles;
            (m)	The information to be
furnished in writing by Pioneer Value Fund, on
behalf of its series Pioneer Value Fund, for use in
applications for orders, registration statements and
other documents which may be necessary in
connection with the transactions contemplated
hereby shall be accurate and complete in all material
respects and shall comply in all material respects
with federal securities and other laws and regulations
applicable thereto or the requirements of any form
for which its use is intended, and shall not contain
any untrue statement of a material fact or omit to
state a material fact necessary to make the
information provided not misleading;
            (n)	No consent, approval,
authorization or order of or filing with any court or
governmental authority is required for the execution
of this Agreement or the consummation of the
transactions contemplated by this Agreement by
Pioneer Value Fund or its series Pioneer Value Fund,
except such as may be required under the Securities
Act, the Exchange Act, the Investment Company Act
and the rules and regulations of the Commission
thereunder, state securities laws and the Hart-Scott-
Rodino Act;
            (o)	Pioneer Value Fund currently
complies in all material respects with, the
requirements of, and the rules and regulations under,
the Investment Company Act, the Securities Act, the
Exchange Act, state "Blue Sky" laws and all other
applicable federal and state laws or regulations.
Pioneer Value Fund currently complies in all
material respects with all investment objectives,
policies, guidelines and restrictions and any
compliance procedures established by Pioneer Value
Fund with respect to its series Pioneer Value Fund.
All advertising and sales material currently used by
Pioneer Value Fund complies in all material respects
with the applicable requirements of the Securities
Act, the Investment Company Act, the rules and
regulations of the Commission, and, to the extent
applicable, the Conduct Rules of FINRA and any
applicable state regulatory authority.  All registration
statements, prospectuses, reports, proxy materials or
other filings required to be made or filed with the
Commission, FINRA or any state securities
authorities used by Pioneer Value Fund during the
three (3) years prior to the date of this Agreement
have been duly filed and have been approved or
declared effective, if such approval or declaration of
effectiveness is required by law.  Such registration
statements, prospectuses, reports, proxy materials
and other filings under the Securities Act, the
Exchange Act and the Investment Company Act (i)
are or were in compliance in all material respects
with the requirements of all applicable statutes and
the rules and regulations thereunder and (ii) do not or
did not contain any untrue statement of a material
fact or omit to state a material fact required to be
stated therein or necessary to make the statements
therein, in light of the circumstances in which they
were made, not false or misleading;
            (p)	Neither Pioneer Value Fund
nor, to the knowledge of Pioneer Value Fund, any
"affiliated person" of Pioneer Value Fund has been
convicted of any felony or misdemeanor, described
in Section 9(a)(1) of the Investment Company Act,
nor, to the knowledge of Pioneer Value Fund, has
any affiliated person of Pioneer Value Fund been the
subject, or presently is the subject, of any proceeding
or investigation with respect to any disqualification
that would be a basis for denial, suspension or
revocation of registration as an investment adviser
under Section 203(e) of the Investment Advisers Act
or Rule 206(4)-4(b) thereunder or of a broker-dealer
under Section 15 of the Exchange Act, or for
disqualification as an investment adviser, employee,
officer or director of an investment company under
Section 9 of the Investment Company Act; and
            (q)	The tax representation
certificate to be delivered by Pioneer Value Fund to
Bingham McCutchen LLP at the Closing pursuant to
Paragraph 6.3 (the "Value Fund Tax
Representation Certificate") will not on the
Closing Date contain any untrue statement of a
material fact or omit to state a material fact
necessary to make the statements therein not
misleading.
5.	COVENANTS OF THE FUNDS
      Pioneer Research Fund and Pioneer Value
Fund, respectively, hereby further covenant as
follows:
      5.1	Pioneer Research Fund covenants that
the Value Fund Shares to be issued hereunder are not
being acquired by Pioneer Research Fund for the
purpose of making any distribution thereof other
than in accordance with the terms of this Agreement;
      5.2	Pioneer Research Fund will assist
Pioneer Value Fund in obtaining such information as
Pioneer Value Fund reasonably requires concerning
the beneficial ownership of the Research Fund
Shares.
      5.3	Subject to the provisions of this
Agreement, each Fund will take, or cause to be
taken, all actions, and do or cause to be done, all
things reasonably necessary, proper or advisable to
consummate the transactions contemplated by this
Agreement;
      5.4	Pioneer Research Fund shall furnish
to Pioneer Value Fund on the Closing Date a
statement of assets and liabilities of Pioneer
Research Fund ("Statement of Assets and
Liabilities") as of the Closing Date setting forth the
NAV (as computed pursuant to Paragraph 2.1) of
Pioneer Research Fund as of the Valuation Time,
which statement shall be prepared in accordance
with GAAP consistently applied and certified by
Pioneer Research Fund's Treasurer or Assistant
Treasurer.  As promptly as practicable, but in any
case within 30 days after the Closing Date, Pioneer
Research Fund, on behalf of its series Pioneer
Research Fund, shall furnish to Pioneer Value Fund,
in such form as is reasonably satisfactory to Pioneer
Value Fund, a statement of the earnings and profits
of Pioneer Research Fund for federal income tax
purposes, and of any capital loss carryovers and
other items that will be carried over to Pioneer Value
Fund under the Code, and which statement will be
certified by the Treasurer of Pioneer Research Fund;
and
      5.5	Neither Fund shall take any action
that is inconsistent with the representations set forth
herein or, with respect to Pioneer Research Fund or
its series Pioneer Research Fund, in the Research
Fund Tax Representation Certificate and, with
respect to Pioneer Value Fund or its series Pioneer
Value Fund, in the Value Fund Tax Representation
Certificate.  Unless otherwise required pursuant to a
"determination" within the meaning of Section
1313(a) of the Code, the parties hereto shall treat and
report the transactions contemplated hereby as a
reorganization within the meaning of Section 368(a)
of the Code and shall not take any position
inconsistent with such treatment.
6.	CONDITIONS PRECEDENT TO
OBLIGATIONS OF PIONEER
RESEARCH FUND
      The obligations of Pioneer Research Fund to
complete the transactions provided for herein shall
be, at its election, subject to the performance by
Pioneer Value Fund of all the obligations to be
performed by it hereunder on or before the Closing
Date, and, in addition thereto, the following further
conditions, unless waived by Pioneer Research Fund
in writing:
      6.1	All representations and warranties by
Pioneer Value Fund, on behalf of its series Pioneer
Value Fund, contained in this Agreement shall be
true and correct in all material respects as of the date
hereof and, except as they may be affected by the
transactions contemplated by this Agreement, as of
the Closing Date with the same force and effect as if
made on and as of the Closing Date;
      6.2	Pioneer Value Fund shall have
delivered to Pioneer Research Fund on the Closing
Date a certificate of Pioneer Value Fund, on behalf
of its series Pioneer Value Fund, executed in its
name by its President or Vice President and its
Treasurer or Assistant Treasurer, in form and
substance satisfactory to Pioneer Research Fund and
dated as of the Closing Date, to the effect that the
representations and warranties of Pioneer Value
Fund made in this Agreement on behalf of its series
Pioneer Value Fund are true and correct in all
material respects at and as of the Closing Date,
except as they may be affected by the transactions
contemplated by this Agreement, that each of the
conditions to Closing in this Article 6 has been met,
and as to such other matters as Pioneer Research
Fund shall reasonably request;
      6.3	Pioneer Value Fund shall have
delivered to Bingham McCutchen LLP a Value Fund
Tax Representation Certificate, satisfactory to
Bingham McCutchen LLP, in a form mutually
acceptable to Pioneer Value Fund and Pioneer
Research Fund, concerning certain tax-related
matters; and
      6.4	With respect to Pioneer Value Fund,
the Board of Trustees of Pioneer Value Fund shall
have determined that the Reorganization is in the
best interests of Pioneer Value Fund and, based upon
such determination, shall have approved this
Agreement and the transactions contemplated
hereby.
7.	CONDITIONS PRECEDENT TO
OBLIGATIONS OF PIONEER VALUE
FUND
      The obligations of Pioneer Value Fund to
complete the transactions provided for herein shall
be, at its election, subject to the performance by
Pioneer Research Fund of all the obligations to be
performed by it hereunder on or before the Closing
Date and, in addition thereto, the following further
conditions, unless waived by Pioneer Value Fund in
writing:
      7.1	All representations and warranties of
Pioneer Research Fund, on behalf of its series
Pioneer Research Fund, contained in this Agreement
shall be true and correct in all material respects as of
the date hereof and, except as they may be affected
by the transactions contemplated by this Agreement,
as of the Closing Date with the same force and effect
as if made on and as of the Closing Date;
      7.2	Pioneer Research Fund shall have
delivered to Pioneer Value Fund the Statement of
Assets and Liabilities of Pioneer Research Fund
pursuant to Paragraph 5.4, together with a list of its
portfolio securities showing the federal income tax
bases and holding periods of such securities, as of
the Closing Date, certified by Pioneer Research
Fund's Treasurer or Assistant Treasurer;
      7.3	Pioneer Research Fund shall have
delivered to Pioneer Value Fund on the Closing Date
a certificate of Pioneer Research Fund, on behalf of
its series Pioneer Research Fund, executed in its
name by its President or Vice President and a
Treasurer or Assistant Treasurer, in form and
substance reasonably satisfactory to Pioneer Value
Fund and dated as of the Closing Date, to the effect
that the representations and warranties of Pioneer
Research Fund made in this Agreement on behalf of
its series Pioneer Research Fund are true and correct
in all material respects at and as of the Closing Date,
except as they may be affected by the transactions
contemplated by this Agreement, that each of the
conditions to Closing in this Article 7 has been met,
and as to such other matters as Pioneer Value Fund
shall reasonably request;
      7.4	Pioneer Research Fund shall have
delivered to Bingham McCutchen LLP a Research
Fund Tax Representation Certificate, satisfactory to
Bingham McCutchen LLP, in a form mutually
acceptable to Pioneer Value Fund and Pioneer
Research Fund, concerning certain tax-related
matters; and
      7.5	With respect to Pioneer Research
Fund, the Board of Trustees of Pioneer Research
Fund shall have determined that the Reorganization
is in the best interests of Pioneer Research Fund and,
based upon such determination, shall have approved
this Agreement and the transactions contemplated
hereby.
8.	FURTHER CONDITIONS PRECEDENT
      If any of the conditions set forth below does
not exist on or before the Closing Date with respect
to either party hereto, the other party to this
Agreement shall, at its option, not be required to
consummate the transactions contemplated by this
Agreement:
      8.1	On the Closing Date, no action, suit
or other proceeding shall be pending before any
court or governmental agency in which it is sought to
restrain or prohibit, or obtain damages or other relief
in connection with, this Agreement or the
transactions contemplated herein;
      8.2	All consents of other parties and all
other consents, orders and permits of federal, state
and local regulatory authorities (including those of
the Commission and of state Blue Sky and securities
authorities) deemed necessary by either party hereto
to permit consummation, in all material respects, of
the transactions contemplated hereby shall have been
obtained, except where failure to obtain any such
consent, order or permit would not involve a risk of a
material adverse effect on the assets or properties of
either party hereto, provided that either party may
waive any such conditions for itself;
      8.3	The registration statement on Form
N-14 filed in connection with this Agreement shall
have become effective under the Securities Act and
no stop order suspending the effectiveness of the
registration statement shall have been issued and, to
the knowledge of the parties hereto, no investigation
or proceeding for that purpose shall have been
instituted or be pending, threatened or contemplated
under the Securities Act;
      8.4	The parties shall have received an
opinion of Bingham McCutchen LLP, satisfactory to
Pioneer Research Fund and Pioneer Value Fund and
subject to customary assumptions and qualifications,
substantially to the effect that, based upon certain
facts, assumptions and representations, and upon
certifications contained in the Value Fund Tax
Representation Certificate and the Research Fund
Tax Representation Certificate, for federal income
tax purposes (i) the Reorganization will constitute a
"reorganization" within the meaning of Section
368(a) of the Code, and each of Pioneer Research
Fund and Pioneer Value Fund will be a "party to a
reorganization" within the meaning of Section
368(b) of the Code; (ii) no gain or loss will be
recognized by Pioneer Research Fund on the transfer
of the Research Fund Assets to Pioneer Value Fund
solely in exchange for the Value Fund Shares and the
assumption by Pioneer Value Fund of the Assumed
Liabilities, or upon the distribution of the Value
Fund Shares to the shareholders of Pioneer Research
Fund, except for (A) gain or loss that may be
recognized on the transfer of "section 1256
contracts" as defined in Section 1256(b) of the Code,
(B) gain that may be recognized on the transfer of
stock in a "passive foreign investment company" as
defined in Section 1297(a) of the Code, or (C) any
other gain that may be required to be recognized as a
result of the closing of Pioneer Research Fund's
taxable year or upon the transfer of an asset
regardless of whether such transfer would otherwise
be a non-recognition transaction under the Code; (iii)
the tax basis in the hands of Pioneer Value Fund of
each Research Fund Asset will be the same as the tax
basis of such Research Fund Asset in the hands of
Pioneer Research Fund immediately prior to the
transfer thereof, increased by the amount of gain (or
decreased by the amount of loss), if any, recognized
by Pioneer Research Fund on the transfer; (iv) the
holding period of each Research Fund Asset in the
hands of Pioneer Value Fund, other than assets with
respect to which gain or loss is required to be
recognized, will include in each instance the period
during which such Research Fund Asset was held by
Pioneer Research Fund; (v) no gain or loss will be
recognized by Pioneer Value Fund upon its receipt
of the Research Fund Assets solely in exchange for
Value Fund Shares and the assumption of the
Assumed Liabilities; (vi) no gain or loss will be
recognized by the Research Fund Shareholders upon
the exchange of all of their Research Fund Shares for
Value Fund Shares as part of the Reorganization;
(vii) the aggregate tax basis of the Value Fund
Shares that each Research Fund Shareholder receives
in the Reorganization will be the same as the
aggregate tax basis of the Research Fund Shares
exchanged therefor; (viii) each Research Fund
Shareholder's holding period for the Value Fund
Shares received in the Reorganization will include
the period for which such shareholder held the
Research Fund Shares exchanged therefor, provided
that the Research Fund Shareholder held such
Research Fund Shares as capital assets on the date of
exchange.  Notwithstanding anything in this
Agreement to the contrary, neither Pioneer Research
Fund nor Pioneer Value Fund may waive the
condition set forth in this paragraph 8.4.
      8.5	Pioneer Research Fund shall have
distributed to the Research Fund Shareholders, in a
distribution or distributions qualifying for the
deduction for dividends paid under Section 561 of
the Code, all of Pioneer Research Fund's investment
company taxable income (as defined in Section
852(b)(2) of the Code determined without regard to
Section 852(b)(2)(D) of the Code) for its taxable
year ending on the Closing Date, all of the excess of
(i) its interest income excludable from gross income
under Section 103(a) of the Code over (ii) its
deductions disallowed under Sections 265 and
171(a)(2) of the Code for its taxable year ending on
the Closing Date, and all of its net capital gain (as
such term is used in Sections 852(b)(3)(A) and (C)
of the Code), after reduction by any available capital
loss carryforward, for its taxable year ending on the
Closing Date.
9.	BROKERAGE FEES AND EXPENSES
      9.1	Each party hereto represents and
warrants to the other party hereto that there are no
brokers or finders entitled to receive any payments in
connection with the transactions provided for herein.
      9.2	The parties have been informed by
Pioneer that it will pay 50% of the expenses incurred
in connection with the Reorganization (including,
but not limited to, the preparation of the registration
statement on Form N-14).  Each of Pioneer Research
Fund and Pioneer Value Fund agrees to pay 25% of
the expenses incurred in connection with the
Reorganization (including, but not limited to, the
preparation of the registration statement on Form N-
14).  Notwithstanding any of the foregoing, expenses
will in any event be paid by the party directly
incurring such expenses if and to the extent that the
payment by another person of such expenses would
result in the disqualification of such party as a
"regulated investment company" within the meaning
of Section 851 of the Code or would prevent the
Reorganization from qualifying as a tax-free
reorganization.
10.	ENTIRE AGREEMENT; SURVIVAL OF
WARRANTIES
      10.1	Pioneer Value Fund and Pioneer
Research Fund each agrees that neither party has
made any representation, warranty or covenant not
set forth herein or referred to in Paragraphs 4.1 or
4.2 hereof and that this Agreement constitutes the
entire agreement between the parties.
      10.2	The covenants to be performed after
the Closing by both Pioneer Value Fund and Pioneer
Research Fund shall survive the Closing.  The
representations and warranties and all other
covenants contained in this Agreement or in any
document delivered pursuant hereto or in connection
herewith shall not survive the consummation of the
transactions contemplated hereunder.
11.	TERMINATION
      11.1	This Agreement may be terminated
by the mutual agreement of Pioneer Value Fund and
Pioneer Research Fund.  In addition, either party
may at its option terminate this Agreement at or prior
to the Closing Date:
            (a)	by resolution of Pioneer Value
Fund's Board of Trustees if circumstances should
develop that, in the good faith opinion of such
Board, make proceeding with the Agreement not in
the best interests of Pioneer Value Fund's
shareholders; or
            (b)	by resolution of Pioneer
Research Fund's Board of Trustees if circumstances
should develop that, in the good faith opinion of
such Board, make proceeding with the Agreement
not in the best interests of Pioneer Research Fund's
shareholders.
      11.2	In the event of any such termination,
there shall be no liability for damages on the part of
Pioneer Value Fund, its series Pioneer Value Fund,
Pioneer Research Fund or its series Pioneer Research
Fund, or the trustees or officers of Pioneer Research
Fund or Pioneer Value Fund, but, subject to
Paragraph 9.2, each party shall bear the expenses
incurred by it incidental to the preparation and
carrying out of this Agreement.
12.	AMENDMENTS
      This Agreement may be amended, modified
or supplemented in such manner as may be mutually
agreed upon in writing by the authorized officers of
Pioneer Research Fund and Pioneer Value Fund;
provided that nothing contained in this Section 12
shall be construed to prohibit the parties from
amending this Agreement to change the Closing
Date.
13.	NOTICES
      Any notice, report, statement or demand
required or permitted by any provision of this
Agreement shall be in writing and shall be given by
prepaid telegraph, telecopy or certified mail
addressed to Pioneer Research Fund and Pioneer
Value Fund at 60 State Street, Boston, Massachusetts
02109.
14.	HEADINGS; COUNTERPARTS;
GOVERNING LAW; ASSIGNMENT
      14.1	The article and paragraph headings
contained in this Agreement are for reference
purposes only and shall not affect in any way the
meaning or interpretation of this Agreement.
      14.2	This Agreement may be executed in
any number of counterparts, each of which shall be
deemed an original.
      14.3	This Agreement shall be governed by
and construed in accordance with the internal laws of
the State of Delaware, without giving effect to
conflict of laws principles (other than Delaware
Code Title 6 SS 2708); provided that, in the case of
any conflict between those laws and the federal
securities laws, the latter shall govern.
      14.4	This Agreement shall bind and inure
to the benefit of the parties hereto and their
respective successors and assigns, but no assignment
or transfer hereof or of any rights or obligations
hereunder shall be made by either party without the
prior written consent of the other party hereto.
Nothing herein expressed or implied is intended or
shall be construed to confer upon or give any person,
firm or corporation, or other entity, other than the
parties hereto and their respective successors and
assigns, any rights or remedies under or by reason of
this Agreement.
*  *  *  *  *

      IN WITNESS WHEREOF, each of the
parties hereto has caused this Agreement to be executed as of the date first set forth above by its President or Vice President and attested by its Secretary or Assistant Secretary.
Attest:
PIONEER RESEARCH FUND,
on behalf of its series,
PIONEER RESEARCH FUND

By: ________________________________
Name: Christopher J. Kelley
Title: Secretary

By:
_____________________________________
Name: John F. Cogan, Jr.
Title:  President

Attest:
PIONEER VALUE FUND,
on behalf of its series,
PIONEER VALUE FUND

By: ________________________________
Name: Christopher J. Kelley
Title: Secretary

By:
_____________________________________
Name: John F. Cogan, Jr.
Title:  President

Attest:
Solely for purposes of paragraph 9.2 of the
Agreement:
Pioneer Investment Management, Inc.

By: ________________________________
Name: Christopher J. Kelley
Title: Vice President

By:__________________________________
Name:
Title:


SCHEDULE 4.1
None

SCHEDULE 4.2
None



2
A/75365574.5

A/75365574.5